UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2026

Chegg, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36180	20-3237489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2261 Market Street STE 46218
San Francisco,	California	94114
(Address of principal executive offices)		(Zip Code)
(408) 855-5700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CHGG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2026, in order to achieve an as equal as reasonably possible composition of the classes of directors (the “Rebalance”) of the Board of Directors (the “Board”) of Chegg, Inc. (the “Company”), the Board determined to move Renee Budig, a director in Class I with a current term expiring at the Annual Meeting of Stockholders on June 12, 2026 (the “2026 Annual Meeting”), to Class III with a term expiring at the Annual Meeting of Stockholders that will be held during 2028 (the “2028 Annual Meeting”). To achieve the Rebalance, Ms. Budig resigned as a director on March 25, 2026 and the Board immediately re-elected Ms. Budig as a Class III director. The resignation and re-election of Ms. Budig were effected solely to achieve the Rebalance and for all other purposes Ms. Budig’s service on the Board is deemed to have continued uninterrupted. As a result of the Rebalance, the Board now consists of two Class I directors, one Class II director, and two Class III directors. To ensure that the stockholders of the Company have the opportunity to vote on Ms. Budig’s continued Board membership at least once every three years, Ms. Budig will stand for election as a Class III director at the 2026 Annual Meeting to serve a term ending at the 2028 Annual Meeting, which is when the other Class III director will stand for election by the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ David Longo
Name: David Longo
Title: Chief Financial Officer and Corporate Secretary
Date: March 31, 2026